UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 3, 2009

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Officer Retirement.

In a letter dated December 3, 2009, Robert W. Kurtz notified the Board of Directors of First United Corporation (the “Corporation”) and its bank subsidiary, First United Bank & Trust (the “Bank”), that he intends to retire after 37 years of employment.  Mr. Kurtz currently serves as the President and Chief Risk Officer of the Corporation and the Bank.  His duties will be assumed by Carissa L. Rodeheaver, the Corporation’s Executive Vice President and Chief Financial Officer, and Jason Rush, the Corporation’s Senior Vice President and Director of Operations and Support.  Mr. Kurtz will continue to serve on the boards of directors of the Corporation and the Bank.

On December 7, 2009, the Corporation, the Bank and Mr. Kurtz entered into a Consulting Agreement (the “Agreement”) with an effective date of January 1, 2010 pursuant to which Mr. Kurtz will make himself available on a limited basis through April 30, 2010 for the purpose of providing various transition and support services as and when requested by the Corporation and the Bank.  In return for his service, Mr. Kurtz will receive $22,500, which will be paid in one lump sum on January 4, 2010.  A copy of the Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.  The exhibits filed or furnished herewith are listed in the Exhibit Index that immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST UNITED CORPORATION

Dated: December 7, 2009	By:	/s/ Carissa L. Rodeheaver,
Carissa L. Rodeheaver,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated as of December 7, 2009, among First United Corporation, First United Bank & Trust and Robert W. Kurtz (filed herewith)